UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On April 1, 2015, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”) and NorthStar Realty Finance Corp. (“NorthStar Realty” and, together with NorthStar Healthcare, the “Investors”), each acting through a subsidiary, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with certain affiliates of Harvest Facility Holdings LP (collectively, “Sellers”), pursuant to which the Investors agreed to acquire from Sellers a real estate portfolio comprised of 32 private pay, independent living facilities (the “Portfolio”). The facilities comprising the Portfolio contain approximately 3,983 units and are located in 12 different states. Pursuant to the Purchase Agreement, the Investors will acquire the Portfolio on or before June 30, 2015, for $875 million. The Investors paid a $35 million deposit into escrow (of which 60% was funded by NorthStar Realty and 40% by NorthStar Healthcare) and, if the Investors elect to postpone the closing of the acquisition to a date later than May 15, 2015, will be required to pay an additional $17.5 million deposit into escrow. The deposits are generally nonrefundable unless Sellers default or fail to satisfy certain conditions under the Purchase Agreement.
The Investors intend to create joint venture entities, each of which will be owned (directly or indirectly) 60% by NorthStar Realty and 40% by NorthStar Healthcare. The joint venture entities will acquire the Portfolio, operate the Portfolio (as lessees or managers) and engage certain affiliates of Sellers as managers or sub-managers of the Portfolio. The joint venture entities also intend to partially finance the acquisition of the Portfolio with ten-year, fixed rate debt equal to approximately 70-75% of the Portfolio’s cost.
The consummation of the acquisition of the Portfolio, and the Investors’ investments therein, are subject to a number of closing conditions, including, but not limited to, (i) the accuracy of the representations and warranties made in the Purchase Agreement by the parties thereto (subject to customary materiality qualifiers) and (ii) the compliance by such parties with their respective covenants in the Purchase Agreement (subject to customary materiality qualifiers). There is no assurance that the acquisition of, and investments in, the Portfolio will close on the anticipated terms, or at all.
Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will” “expects,” “intends,” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, the conditions to completion of the sale of the Portfolio to the Investors may not be satisfied in a timely manner or at all; the Investors may not be able to obtain the debt financing needed to fund a portion of the purchase price of the Portfolio on attractive terms, or at all; the actual amount of the debt financing as a percentage of the cost of the Portfolio; the impact to NorthStar Healthcare of any actions taken by NorthStar Realty regarding the Purchase Agreement; the impact of any losses from properties in the Portfolio on cash flows and returns; market rental rates and property level cash flows; changes in economic conditions generally and the real estate and debt markets specifically; the impact of local economics; the availability of investment opportunities; the availability of capital; the ability to achieve targeted returns; changes to generally accepted accounting principles; policies and rules applicable to REITs; and the factors described in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: April 7, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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